Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet is based on historical balance sheets of Ligand Pharmaceuticals Incorporated (“Ligand”) and CyDex Pharmaceuticals, Inc. (“CyDex”) and has been prepared to reflect the merger as if it had been completed on the balance sheet date of December 31, 2010. The following unaudited pro forma condensed combined statements of operations give effect to the merger as if it had taken place on January 1, 2010, the beginning of the earliest period presented.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note A to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of CyDex based on their estimated fair values.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions which are preliminary and have been made solely for purposes of developing such pro forma information. In addition, the pro forma condensed combined financial statements do not include any potential operating efficiencies or cost savings from expected synergies. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future.

The pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes thereto of Ligand contained in its 2010 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2011 and the historical audited financial statements and notes thereto of CyDex which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Balance Sheet As of December 31, 2010
	Ligand	CyDex	Pro Forma Adjustment		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$3,346	$12,274	$(12,274)	a	$3,346
Short-term investments	19,351	2,041	(14,915)	a	6,477
Accounts receivable, net	993	4,737	(662)	b	5,068
Inventory	—	2,433	—		2,433
Income tax receivable	4,575	—	—		4,575
Other current assets	720	766	—		1,486
Current portion of co-promote termination payments	8,034	—	—		8,034

Total current assets	37,019	22,251	(27,851)		31,419

Restricted investments	1,341	—	—		1,341
Long-term investments	—	1,013	(1,013)	a	—
Property and equipment, net	559	349	—		908
Goodwill and other identifiable intangible assets	12,951	—	56,525	c	69,476
Long-term portion of co-promote termination payments	22,851	—	—		22,851
Deferred income taxes	—	4,744	—		4,744
Other assets	838	510	—		1,348

Total assets	$75,559	$28,867	$27,661		$132,087

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,597	$1,844	$—		$10,441
Accrued liabilities	8,859	1,275	—		10,134
Accrued litigation settlement costs	1,000	—	—		1,000
Current portion of deferred gain	1,702	—	—		1,702
Current portion of co-promote termination liability	8,034	—	—		8,034
Current portion of lease termination payments	5,296	—	—		5,296
Current portion of deferred revenue	—	157	—		157

Total current liabilities	33,488	3,276	—		36,764

Long-term portion of co-promote termination liability	22,851	—	—		22,851
Long-term portion of deferred revenue, net	2,546	4	—		2,550

Long-term portion of lease exit obligations	11,118	—	—		11,118
Deferred income taxes	372	—	19,936	d	20,308
Note payable	—	—	20,000	e	20,000
Other long-term liabilities	1,689	—	14,162	d	15,851

Total liabilities	72,064	3,280	54,098		129,442
Commitments and contingencies
Common stock subject to conditional redemption;	8,344	—	—		8,344
Series A convertible preferred stock	—	20,715	(20,715)	f	—
Series B convertible preferred stock	—	24,628	(24,628)	f	—

Stockholders’ equity:
Common stock	21	115	(115)	f	21
Series A-1 convertible preferred stock	—	20	(20)	f	—
Additional paid-in capital	729,271	(7,328)	7,328	g	729,271
Accumulated other comprehensive income (loss)	31	—	—		31
Accumulated deficit	(691,947)	(12,563)	11,713	h	(692,797)
Treasury stock, at cost; 1,111,999 shares	(42,225)	—	—		(42,225)

Total stockholders’ equity	(4,849)	(19,756)	18,906		(5,699)

Total liabilities and stockholders’ equity	$75,559	$28,867	$27,661		$132,087

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Statement of Operations For the Year Ended December 31, 2010
	Ligand	CyDex	Pro Forma Adustments		Pro Forma Consolidated
Revenues:
Royalties	$7,279	$4,483	$(662)	b	$11,100
Material sales	—	8,820	—		8,820
Collaborative research and development and other revenues	16,259	2,153	—		18,412

Total revenues	23,538	15,456	(662)		38,332

Operating costs and expenses:
Cost of goods sold	—	2,827	—		2,827
Research and development expense	22,067	3,460	2,427	i	27,954
Selling, general and administrative	12,829	3,143	—		15,972
Lease exit and termination costs	16,894	—	—		16,894
Write-off of acquired in-process research and development	2,754	—	—		2,754

Total operating costs and expenses	54,544	9,430	2,427		66,401

Accretion of deferred gain on sale leaseback	1,702	—	—		1,702

Income (loss) from operations	(29,304)	6,026	(3,089)		(26,367)

Other income (expense):
Interest income	440	72	(184)	j	328
Interest expense	(58)	—	(2,068)	k	(2,126)
Decrease in liability for contingent value rights	9,142	—	—		9,142
Other, net	4,377	2	—		4,379

Total other income (expense), net	13,901	74	(2,252)		11,723

Income (loss) before income taxes	(15,403)	6,100	(5,341)		(14,644)
Income tax benefit	2,617	4,601	—		7,218

Income (loss) from continuing operations	$(12,786)	$10,701	$(5,341)		$(7,426)

Basic and diluted per share amounts:
Loss from continuing operations	$(0.65)				$(0.38)

Weighted average number of common shares	19,613,201				19,613,201

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to Unaudited Pro Forma Condensed

Consolidated Financial Statements

(1) Description of Transaction

Ligand Pharmaceuticals Incorporated (“Ligand”) acquired CyDex Pharmaceuticals, Inc. (CyDex”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated January 14, 2011 among Ligand, CyDex and Caymus Acquisition, Inc., a direct wholly-owned subsidiary of Ligand (“Merger Sub”). The acquisition, structured as a reverse triangular merger in which Merger Sub merged with and into CyDex, with CyDex as the surviving corporation (the “Merger”), was effected by the filing of the related certificate of merger with the Delaware Secretary of State on January 24, 2011.

On January 14, 2011, in connection with the Merger Agreement, Ligand entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with CyDex and Allen K. Roberson and David Poltack, acting jointly as Shareholders’ Representative. The CVR Agreement sets forth the rights that former CyDex stockholders will have with respect to each contingent value right (“CVR”) held by them after the closing of the Merger, assuming such holders surrender their CyDex stock certificates and become party to a Shareholders’ Representative Agreement. All payments by Ligand under the Merger Agreement and the CVR Agreement shall be made directly to a single Shareholders’ Account controlled by the Shareholders’ Representative; upon each such respective payment to the Shareholders’ Account, all obligations of Ligand with respect such payment and the safeguarding, investment, allocation and/or distribution thereof shall be exhausted and shall cease; and the shareholders/ex-shareholders of the Company /holders of CVRs shall have no rights or remedies whatsoever against Ligand with respect to such payment, but instead must look solely and exclusively to any available rights or remedies (if any) they might have against the Shareholders’ Representative.

Under the Merger Agreement, Ligand paid $32,024,224 to the Shareholders’ Account and will issue up to 63,197,019 uncertificated “Series B” CVRs, 16,468,618 uncertificated “Series A” CVRs, 2,000,000 uncertificated “Series A-1” CVRs and 11,458,320 uncertificated “Common” CVRs to former stockholders of CyDex. In addition, in connection with the Merger, CyDex distributed $17,738,675, representing its cash and investments, to the Shareholders’ Account.

Under the CVR Agreement and the Shareholders’ Representative Agreement, the Shareholders’ Account monies (including both the $17,738,675 and any amounts paid by Ligand) will be used to fund a working capital true-up adjustment (if required by the Merger Agreement), for expenses, to maintain a Shareholders’ Representative Expense Reserve, and to fund a management carveout bonus program, and will then be distributed pro rata with the first $33,204,729 of distributions going to holders of “Series B” CVRs, the next $20,769,652 going to holders of “Series A” CVRs, the next $2,906,438 going to holders of “Series A-1” CVRs, and the remainder going to holders of “Common” CVRs.

Ligand is obligated under the CVR Agreement to pay the following amounts to the Shareholders’ Account:

•	$4,300,000 on January 25, 2012;

•	$2,000,000 if and when Onyx Pharmaceuticals, Inc. files a New Drug Application with the FDA for Carfilzomeb formulated with Captisol® as a drug in multiple myeloma and solid tumors (the “Onyx Drug”);

•	$3,500,000 if and when the FDA approves the New Drug Application for the Onyx Drug;

•

If and when Ligand receives an upfront fee for licensing Captisol® for formulation with rapid onset intravenous Clopidogrel, 50% of the excess of such upfront fee over any amount payable by CyDex to Prism in respect thereof (or, if the license agreement is entered into with a particular potential licensee by April 25, 2011, 100% of such upfront fee (less any amount payable by CyDex to Prism in respect thereof) up to a $1,750,000 cap);

•	If and when received by Ligand, 50% of milestone payments received under a license agreement for Captisol® for formulation with rapid onset intravenous Clopidogrel;

•

For each respective year from 2011 through 2016, 20% of all CyDex-related revenue, but only to the extent that and beginning only when CyDex-related revenue for such year exceed $15,000,000; plus an additional 10% of all CyDex-related revenue recognized during such year, but only to the extent that and beginning only when aggregate CyDex-related revenue for such year exceeds $35,000,000. (For these purposes, the amounts paid as above to the Shareholders’ Account in respect of a Clopidogrel license are not included as revenue.)

The earnout payments described in the final bullet point above are subject to reduction for up to $2,500,000 of damages, if any, arising from any breaches of CyDex’s representations, warranties, covenants and agreements in and in connection with the Merger Agreement.

The CVR Agreement requires Ligand to, in the event of a Default, deliver to an escrow agent the cash described in the first three bullet points above, and such amounts would then be delivered by the escrow agent to the Shareholders’ Account if, as and when they would have by the CVR Agreement been required to be delivered by Ligand to the Shareholders’ Account. “Default” includes the following, subject to certain cure rights: (a) Ligand fails to pay to the Shareholders’ Account any amount as and when required under the CVR Agreement, (b) at any time Ligand is obligated for more than $35,000,000 of financial indebtedness (other than financial indebtedness which is expressly subordinated to all obligations of Ligand under the CVR Agreement pursuant to a written subordination agreement signed by and reasonably acceptable to the Shareholders’ Representative), (c) at any time after March 15, 2011 Ligand’s cash, cash equivalents and short-term investments (minus any restricted cash) is less than $10,000,000, or (d) Ligand commits any material breach of the CVR Agreement.

Ligand is required by the CVR Agreement to dedicate at least five experienced full-time employee equivalents per year to the acquired business and to invest at least $1,500,000 per year (inclusive of such employee expenses) in the acquired business, through 2015.

The “Series A” CVRs are, in general, transferable by the former CyDex Series A Preferred Stock stockholders, but the “Series A” CVRs are not currently listed on any stock exchange and Ligand has no obligation to list them. The “Series B” CVRs, the “Series A-1” CVRs and the “Common” CVRs are, in general, non-transferable.

CyDex’s drug formulation technology uses a specifically modified family of cyclodextrins called Captisol® to improve the solubility, stability, bioavailability, safety and dosing of active pharmaceutical ingredients, typically in currently marketed drugs. CyDex is located in Lenexa, Kansas.

Loan and Security Agreement

To help finance the Merger, on January 24, 2011, Ligand and certain of its subsidiaries entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Oxford Finance Corporation (“Oxford”). The Loan and Security Agreement provided for Oxford to make a $20,000,000 term loan to Ligand, and Ligand immediately borrowed the $20,000,000. All outstanding amounts under the Agreement bear interest at a fixed rate equal to the greater of (i) 8.63% per year and (ii) the sum of (a) 8.34% plus (b) the 3-month LIBOR rate reported in The Wall Street Journal three business dates before the loan amounts are funded to Ligand (the “Funding Date”), which interest, along with amortized principal, is payable on a monthly basis. The Loan and Security Agreement also contains customary covenants regarding operations of Ligand’s business. So long as Ligand is not in default of any of its obligations under the Loan and Security Agreement, the loan begins amortization on March 1, 2012, provided that, through January 24, 2012, as long as Ligand is not in default of any of its obligations, Ligand may elect to have the loan begin amortization on March 1, 2013. The maturity date of the term loan is August 1, 2014.

If Ligand prepays the term loan, (i) on or before the first anniversary of the Funding Date, Ligand must pay Oxford an additional amount equal to 2.0% of the principal amount of the term loan prepaid, and (ii) after the first anniversary of the Funding Date, Ligand must pay Oxford an additional amount equal to 1.0% of the principal amount of the term loan prepaid.

Upon final repayment of the term loan on the maturity date, by prepayment, or upon acceleration of the term loan, Ligand also must make an additional final payment of $1,200,000.

Upon an event of default under the Loan and Security Agreement, Oxford has the ability to declare all outstanding obligations under the Loan and Security Agreement immediately due and payable.

To secure Ligand’s repayment obligations under the Agreement, Oxford obtained a first priority security interest in all of Ligand’s assets, excluding intellectual property.

(2)	Purchase Price

Total estimated purchase price is summarized as follows:

(in thousands)
Upfront cash payment	$32,024
Estimated fair value of contingent payments	10,955
Estimated fair value of revenue sharing	3,207
Estimated working capital adjustment	—

Total preliminary estimated purchase price	$46,186

Under the terms of the Merger Agreement, the final purchase price is subject to a true-up of the working capital adjustment, which has not been completed.

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets acquired and liabilities assumed (in thousands):

Assets Acquired:
Cash & cash equivalents	$—
Accounts receivable	4,075
Inventory	2,433
Prepaid expenses & other	766
Property & equipment	349
Other assets	5,254
Identifiable intangible assets	49,839
Goodwill	6,686

Total Assets	69,402

Liabilities Assumed:
Accounts payable	1,844
Accrued & other liabilities	1,275
Deferred revenue	157
Deferred tax liability	19,936
Estimated liability for contingent value rights	14,162
Other non-current liabilities	4

Total Liabilities	37,378

Total Purchase Price	$32,024

(3)	Pro Forma Adjustments

Adjustments included in the column under the heading “Pro “Forma Adjustments” are related to the following:

Adjustments included in the column under the heading “Pro “Forma Adjustments” are related to the following (in thousands):

(a)

Cash and cash equivalents, short-term and long-term investments adjustments consist of the following:

Upfront cash payment, net of financing	$(12,024)
Transaction fees	(850)
Distribution of CyDex cash to CyDex shareholders	(15,328)

Total	$(28,202)

(b)

To record an adjustment to royalty revenue and accounts receivable due to a difference in acceptable accounting methods.

(c)

To record the estimated fair value of goodwill and other identifiable intangible assets. Management used the following methods to determine the estimated fair value of the identifiable intangible assets; Complete Technology – management used a derivative of the DCF method that estimated the present value of a hypothetical royalty stream derived via the licensing of similar technology; In-Process Research and Development – management used a probability weighted present value of the expected upfront and milestone payments; Trade Name – management used the Relief from Royalty method; Customer Relationships – management used a discounted cash flow analysis incorporating the estimated future cash flows from these relationships during their assumed life of 20 years. The allocation of the purchase price is preliminary and is subject to change pending completion of the valuation of the tangible and intangible assets acquired and subject to changes in the actual balances of assets and liabilities acquired as of the closing date. Differences between the preliminary and final valuation could have a material impact on the accompanying unaudited pro forma condensed combined financial statement information and Ligand’s future results of operations and financial position.

The acquired identified intangible assets with definite lives from the acquisition with CyDex are as follows:

Complete Technology	$15,200
Trademark and Trade Name	2,739
Customer Relationships	30,600

Total	$48,539

The estimated amortization period for each of the indentified intangible assets with definite lives is 20 years.

The acquired identified intangible assets with indefinite lives from the acquisition with CyDex are as follows:

In-process Research and Development	$1,300

(d)

To record the estimated fair value of the liability for contingent value rights and the estimated deferred income tax liabilities as a result of the acquisition.

(e)

To record the Loan and Security agreement between Ligand and Oxford.

(f)

To record the following adjustments to common and preferred stock:

Elimination of CyDex common stock	$(115)
Elimination of CyDex series A convertible preferred stock	(20,715)
Elimination of CyDex series B convertible preferred stock	(24,628)
Elimination of CyDex series A-1 convertible preferred stock	(20)

Total	$(45,478)

(g)

To record the following adjustments to additional paid-in capital:

Elimination of CyDex paid-in capital	7,328

Total	$7,328

(h)

To record the following adjustments to accumulated deficit:

Elimination of CyDex accumulated deficit	$12,563
Adjustment for transaction related fees	(850)

Total	$11,713

(i)

To record amortization of identified intangible assets with definite lives resulting from the acquisition.

(j)

To eliminate interest income foregone on net cash and cash equivalents and investments used to pay transaction related costs.

(k)

To record interest expense on the Oxford Loan and Security agreement.